Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-254908 on Form S-1 of our report dated March 31, 2021 relating to the financial statements of Endeavor Group Holdings, Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

New York, NY

April 20, 2021